UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

August 10, 2018

Date of report (date of earliest event reported)

FIVE POINT HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-38088	27-0599397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Enterprise, Suite 300, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

(949) 349-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2018, CP Development Co., LLC (“CPDC”), a subsidiary of Five Point Holdings, LLC (together with CPDC, the “Company”), amended its Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) (the “Agreement”) with the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “Agency”) pursuant to the Third Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard) (the “Amendment”) with the Agency.

Pursuant to the terms of the Agreement, which was originally entered into in 2010, the Agency agreed to convey portions of the Candlestick Point (“Candlestick”) and The San Francisco Shipyard (“Shipyard”) sites either owned or acquired by the Agency to the Company for development. The Agency is entitled to a return of certain profits generated from the development and sale of the Candlestick and Shipyard sites if certain thresholds are met.

Pursuant to the terms of the Amendment, the Company has the right to develop approximately 2.1 million square feet of additional commercial space at the Candlestick and Shipyard sites for a combined total of approximately 6.3 million square feet of commercial space across the sites. The Amendment also grants the Company the right to develop an additional 172 homesites, resulting in a total of 10,672 homesites across the sites, approximately 32% of which will constitute affordable housing. The Amendment reallocates these 10,672 homesites between the two sites as follows: up to 3,454 homesites on the Shipyard site and up to 7,218 homesites on the Candlestick site. The Amendment also permits reallocations of land uses between the sites, subject to certain limitations.

The Company is obligated under the Amendment to develop an additional 11.7 acres of public parks and open spaces for a total of 337.7 acres across the Candlestick and Shipyard sites and 8.1 acres of privately owned, publicly accessible open space on the Shipyard site. The Company has also agreed to reimburse the Agency for certain costs and expenses actually incurred by the Agency in performing its obligations under the Agreement.

The above description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment. A copy of the Amendment is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1

Third Amendment to Disposition and Development Agreement (Candlestick Point and Phase 2 of the Hunters Point Shipyard), dated as of August 10, 2018, by and between CP Development Co., LLC and the Successor Agency to the Redevelopment Agency of the City and County of San Francisco.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 16, 2018

FIVE POINT HOLDINGS, LLC

By:	/s/ Michael Alvarado
Name:	Michael Alvarado
Title:	Chief Legal Officer, Vice President and Secretary